EXHIBIT 99.2

FANNIE MAE
MONTHLY SUMMARY

May 2005

HIGHLIGHTS FOR MAY INCLUDE:

•	Total business volume was $45.3 billion in May, slightly higher than in April.

•	New MBS issuance by lenders was $34.3 billion in May, compared to $36.8 billion the previous month.

•	Portfolio purchases were $11.2 billion and portfolio sales were $17.8 billion, which net of portfolio liquidations resulted in a negative 28.9 percent annualized growth rate of the mortgage portfolio. $7.3 billion of the portfolio sales were part of a transaction executed in May to resecuritize non-agency REMIC securities previously held in the mortgage portfolio.

•	The conventional single-family delinquency rate fell two basis points to 0.57 percent in April. The multifamily delinquency rate rose one basis point to 0.10 percent.

•	The duration gap on Fannie Mae’s mortgage portfolio averaged minus one month in May.

MORTGAGE MARKET HIGHLIGHTS:

•	Total residential mortgage debt outstanding grew at a compound annual rate of 9.2 percent during the first quarter of 2005 to $8.9 trillion.

•	Fannie Mae estimates total single-family mortgage originations for 2005 will be about $2.7 trillion.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/		Outstanding MBS 3/		Book of Business
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
June 2004	$891,210	19.0%	$1,360,045	5.3%	$2,251,255	10.5%
July 2004	892,724	2.1%	1,363,317	2.9%	2,256,041	2.6%
August 2004	895,428	3.7%	1,368,918	5.0%	2,264,345	4.5%
September 2004	904,543	12.9%	1,377,680	8.0%	2,282,223	9.9%
October 2004	913,246	12.2%	1,386,272	7.7%	2,299,518	9.5%
November 2004	912,608	(0.8%)	1,393,205	6.2%	2,305,813	3.3%
December 2004	904,555	(10.1%)	1,402,761	8.5%	2,307,316	0.8%
Full year 2004	$904,555	0.7%	$1,402,761	7.9%	$2,307,316	4.9%

January 2005	$890,834	(16.8%)	$1,416,038	12.0%	$2,306,871	(0.2%)
February 2005	875,245	(19.1%)	1,430,825	13.3%	2,306,070	(0.4%)
March 2005	864,648	(13.6%)	1,441,003	8.9%	2,305,652	(0.2%)
April 2005	851,936	(16.3%)	1,445,353	3.7%	2,297,288	(4.3%)
May 2005	828,079	(28.9%)	1,464,884	17.5%	2,292,963	(2.2%)
YTD 2005	$828,079	(19.1%)	$1,464,884	11.0%	$2,292,963	(1.5%)

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
	Total	Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
June 2004	$53,692	$13,330	$40,362	$37,164	$77,526
July 2004	39,636	5,676	33,960	21,618	55,578
August 2004	34,961	4,676	30,285	21,787	52,072
September 2004	40,870	5,074	35,796	27,661	63,457
October 2004	38,289	3,665	34,623	27,142	61,766
November 2004	36,259	2,717	33,542	19,121	52,662
December 2004	39,375	1,642	37,732	13,016	50,748
Full year 2004	$527,146	$64,604	$462,542	$262,647	$725,189

January 2005	$37,457	$451	$37,006	$11,095	$48,101
February 2005	31,259	538	30,721	9,446	40,167
March 2005	31,493	326	31,166	11,206	42,372
April 2005	36,838	429	36,409	8,865	45,274
May 2005	34,343	219	34,124	11,198	45,322
YTD 2005	$171,390	$1,963	$169,427	$51,809	$221,236

The single-family and multifamily MBS issues will no longer be shown separately on a monthly basis.

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

				Mortgage
	Retained		Net	Portfolio
	Commitments 7/	Purchases 8/	Purchase Yield 9/	Sales
June 2004	$29,668	$37,164	4.44%	$1,695
July 2004	19,504	21,618	4.44%	681
August 2004	24,683	21,787	4.14%	1,932
September 2004	30,783	27,661	3.61%	1,195
October 2004	19,356	27,142	3.59%	941
November 2004	11,887	19,121	4.16%	1,511
December 2004	9,330	13,016	4.71%	1,653
Full year 2004	$256,144	$262,647	4.22%	$16,449

January 2005	$797	$11,095	4.40%	$6,360
February 2005	3,099	9,446	4.73%	9,539
March 2005	10,587	11,206	4.79%	4,806
April 2005	5,654	8,865	5.04%	1,680
May 2005	(8,131)	11,198	4.99%	17,812
YTD 2005	$12,006	$51,809	4.78%	$40,196

1/	Represents unpaid principal balance.
2/	Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $431 billion of Fannie Mae MBS as of May 31, 2005.
3/	MBS held by investors other than Fannie Mae’s portfolio.
4/	Growth rates are compounded.
5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $6,551 million in May 2005.
6/	Included in total portfolio purchases.
7/	Represents commitments to purchase net of commitments to sell that were entered into during the month, including any modifications to original amounts.
8/	Fannie Mae is not providing a breakdown of mortgage portfolio purchases between single family and multifamily because the company is currently examining its processes for classifying mortgage purchases. Upon completion of this review, we will re-release the breakdown between single-family and multifamily and expect that certain previously reported purchases will be reclassified.
9/	Yields shown on a taxable-equivalent basis.

Numbers may not foot due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES
	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/
	Liquidations		Liquidations		Non-Credit	Credit		Multifamily
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
June 2004	$22,783	30.90%	$36,063	31.89%	0.29%	1.62%	0.57%	0.14%
July 2004	19,467	26.19%	31,363	27.64%	0.29%	1.65%	0.57%	0.13%
August 2004	17,179	23.06%	26,442	23.23%	0.30%	1.67%	0.58%	0.13%
September 2004	17,361	23.15%	27,168	23.74%	0.30%	1.72%	0.59%	0.12%
October 2004	17,529	23.14%	26,970	23.42%	0.32%	1.77%	0.62%	0.12%
November 2004	18,295	24.05%	28,104	24.27%	0.33%	1.84%	0.64%	0.10%
December 2004	19,449	25.69%	29,779	25.56%	0.33%	1.84%	0.63%	0.10%
Full year 2004	$240,201	26.87%	$374,688	27.58%

January 2005	$18,480	24.70%	$30,063	25.60%	0.35%	1.88%	0.65%	0.10%
February 2005	15,545	21.13%	24,107	20.32%	0.34%	1.84%	0.64%	0.10%
March 2005	17,049	23.52%	24,956	20.86%	0.31%	1.72%	0.59%	0.09%
April 2005	19,899	27.82%	33,740	28.05%	0.30%	1.68%	0.57%	0.10%
May 2005	17,301	24.72%	27,844	22.96%
YTD 2005	$88,273	24.37%	$140,711	23.56%

AVERAGE INVESTMENT BALANCES ($ in Millions)

	Net	Liquid	Total Net
	Mortgages	Investments	Investments
June 2004	$873,386	$71,698	$945,084
July 2004	883,135	63,078	946,213
August 2004	887,471	64,853	952,324
September 2004	895,590	69,256	964,846
October 2004	903,065	61,445	964,510
November 2004	907,233	62,836	970,069
December 2004	904,200	58,877	963,077
Full year 2004	$886,699	$67,510	$954,208

January 2005	$891,533	$66,667	$958,200
February 2005	878,378	54,626	933,003
March 2005	863,662	65,330	928,992
April 2005	851,828	58,269	910,097
May 2005	836,441	55,479	891,920
YTD 2005	$864,368	$60,074	$924,443

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)
June 2004	2
July 2004	0
August 2004	-2
September 2004	-2
October 2004	0
November 2004	-1
December 2004	-1
January 2005	-1
February 2005	0
March 2005	1
April 2005	-1
May 2005	-1

1/	Represents unpaid principal balance.
2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
3/	Loans without primary mortgage insurance or any credit enhancements.
4/	Loans with primary mortgage insurance and/or other credit enhancements.
5/	Total of single-family non-credit enhanced and credit enhanced loans.
6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.
7/	The duration gap is a weighted average for the month.

Numbers may not foot due to rounding.

This information is subject to change as a result of the pending re-audit and restatement of Fannie Mae’s previously published financial statements. More information regarding the re-audit and restatement may be found in Form 8-Ks Fannie Mae filed with the Securities and Exchange Commission on December 22, 2004, March 18, 2005, and May 11, 2005.

For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.